UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Black Elk Energy Offshore Operations, LLC (the “Company”) will hold a conference call to provide a strategic update and discussion regarding the Company’s:

•	reserve report as of August 1, 2013 prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers;

•	selected preliminary fourth quarter 2013 financial and operational information;

•	near term potential divestiture and acquisition opportunities and related strategy; and

•	preliminary 2014 financial and operational targets.

The call will be held on Thursday, January 9, 2014, at 3:00 p.m. Central Time. To participate, dial (800) 272-6255 in the United States or (303) 223-2683 at least ten minutes before the call begins.

Item 7.01 Regulation FD Disclosure

The Company is filing as Exhibit 99.1 hereto the Estimates of Reserves and Future Revenue to the Black Elk Energy Offshore Operations, LLC Interest in Certain Oil and Gas Properties as of August 1, 2013 of Netherland, Sewell & Associates, Inc., independent petroleum engineers (the “NSAI Report”).

The NSAI Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit	Description

99.1	Estimates of Reserves and Future Revenue to the Black Elk Energy Offshore Operations, LLC Interest in Certain Oil and Gas Properties as of August 1, 2013 of Netherland, Sewell & Associates, Inc., independent petroleum engineers

99.2	Press Release issued by Black Elk Energy Offshore Operations, LLC, dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
Name: John Hoffman
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Estimates of Reserves and Future Revenue to the Black Elk Energy Offshore Operations, LLC Interest in Certain Oil and Gas Properties as of August 1, 2013 of Netherland, Sewell & Associates, Inc., independent petroleum engineers

99.2	Press Release issued by Black Elk Energy Offshore Operations, LLC, dated January 8, 2014.